Exhibit 10.1

CANCELLATION AND EXCHANGE AGREEMENT

THIS CANCELLATION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of December 18, 2025 between Inspire Veterinary Partners, Inc., a Nevada Corporation (the “Company”), and Target Capital 1 LLC (the “Holder” and, together with the Company, the “Parties”).

RECITALS

A. The Company and the Holder entered into that certain 20% OID Subordinated Note, dated as of June 10, 2025, for the principal amount of $625,000 (the “Note”).

B. The Parties desire to cancel $150,000 of the Note (the “Cancelled Debt”) in exchange for 3,000,000 common shares of the Company (the “Shares”). The number of the Shares is equal to the Cancelled Debt divided by $0.05.

AGREEMENT

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties do hereby agree as follows:

1. In consideration for the cancellation of the Cancelled Debt, the Company shall issue the Shares to the Holder promptly, but in no event more than two (2) business days after the date hereof. Effective automatically upon the issuance of the Shares to the Holder, the Holder hereby agrees that the Cancelled Debt shall be surrendered to the Company free and clear of all claims, charges, liens, contracts, rights, options, security interests, mortgages, encumbrances and restrictions of every kind and nature (collectively, “Claims”). After such cancellation, the Holder acknowledges and agrees that the Cancelled Debt shall no longer be outstanding, and the Holder shall have no further rights with respect to repayment of the Cancelled Debt.

2. The Parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the holding period of the Shares being issued may be tacked on to the holding period of the Original Note. The Company hereby agrees to cause its legal counsel to issue a customary legal opinion to the Company’s transfer agent confirming that the Shares may be issued without registration pursuant to the exemption set forth in Section 4(a)(1) of the Securities Act and the safe harbor established pursuant to the provisions of Rule 144 promulgated under the Securities Act.

3. The Holder hereby represents and warrants that the Holder owns the Note beneficially and of record, free and clear of all Claims. The Holder has never transferred or agreed to transfer the Note, in whole or in part. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the performance of this Agreement in compliance with its terms and conditions by the Holder will conflict with or result in any violation of any agreement, judgment, decree, order, statute or regulation applicable to the Holder, or any breach of any agreement to which the Holder is a party, or constitute a default thereunder, or result in the creation of any Claim of any kind or nature on, or with respect to the Holder or the Holder’s assets.

4. At the request of the Company and without further consideration, the Holder will execute and deliver such other instruments of sale, transfer, conveyance, assignment and confirmation as may be reasonably requested in order to effectively transfer, convey and assign the Cancelled Debt to the Company for cancellation.

5. As inducement for the Company to enter into the Agreement, the Holder hereby releases and discharges the Company, the Company’s subsidiaries, Company’s and each of its subsidiaries’ officers, directors, principals, control persons, past and present employees, insurers, successors, and assigns (“Company Parties”) from all actions, cause of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, in law, admiralty or equity, which against Company Parties such Holder ever had, now have or hereafter can, shall or may, have for, upon, or by reason of any matter, cause or thing whatsoever, whether or not known or unknown, from the beginning of the world to the day of the date of this release relating to the Cancelled Debt. The Holder represents and warrants that no other person or entity has any interest in the matters released herein, and that it has not assigned or transferred, or purported to assign or transfer, to any person or entity all or any portion of the matters released herein.

6. This Agreement is a binding agreement and constitutes the entire agreement between the Parties with respect to the subject matter hereof.

7. This Agreement is binding upon and inures to the benefit of the successors and assigns of the Parties hereto.

8. This Agreement shall be governed by and construed under the laws of the State of New York without regard to principles of conflicts of law.

9. This Agreement may be executed in identical counterparts. Each counterpart hereof shall be deemed to be an original instrument, but all counterparts hereof taken together shall constitute a single document. Facsimiles, emailed PDFs and electronic signatures shall be deemed originals.

[Signature page follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

Inspire Veterinary Partners, Inc.

By:	/s/ Kimball Carr
Name:	Kimball Carr
Title:	Chief Executive Officer

Target Capital 1 LLC

By:	/s/ Dmitriy Shapiro
Name:	Dmitriy Shapiro
Title:	Managing Partner